Exhibit 99.1

Investor Contact:

Ariel Babcock

EuroSite Power Inc.

+1.781.466.6413

ariel.babcock@eurositepower.co.uk

EuroSite Power Deregisters Common Stock

Implements Strategy to Support Growth

WALTHAM. Mass. – December 29, 2016 – EuroSite Power Inc. (OTCQX: EUSP, the "Company"), an On-Site Utility solutions provider, offering clean electricity, heat, hot water and cooling solutions to healthcare, hospitality, housing and leisure centers in the United Kingdom (UK) and Europe, today announced its decision to file Form 15 to voluntarily effect deregistration and to suspend its reporting obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act”).

Speaking about the decision, Dr. Elias Samaras, EuroSite Power Chief Executive Officer, noted, “We have been working diligently to set the company on a sustainable long term path toward growth and profitability. At the same time we have been striving to reduce, or even eliminate, unnecessary expenses that do not benefit the Company and its shareholders. With the implementation of our four pillars strategy completed, the Board of Directors appointed an Independent Special Committee to review progress and current expenditures. After careful deliberation, it was the unanimous recommendation of the Independent Special Committee, concurred in and voted by the full Board, that being an SEC registered and reporting company was not in the best interests of the Company and its shareholders at this time.”

EuroSite Power believes it is currently in compliance with all of its current listing requirements for being traded on the OTCQX, operated by OTC Markets Group, a centralized electronic quotation service for over-the-counter securities. The Company is eligible to deregister its common stock by filing a Form 15 under Section 12(g) of the Act because the Company currently has fewer than 300 holders of record of its securities. Upon filing of the Form 15, the Company anticipates its common stock will be traded on OTC Pink Market, so long as market makers demonstrate an interest in trading in the Company's common stock.

The decision of the Company's Board of Directors to deregister its common stock and suspend its reporting obligations was based on the consideration of numerous factors, including, among others, (i) the very significant proportion of the Company’s operating expenses consumed by registration and reporting costs and expected further substantial increase in accounting, legal, filing, SEC compliance and other costs associated with remaining a registered public company, particularly in view of the size of the Company’s assets, revenue and operating losses (ii) the benefits of permitting senior management to devote full time and attention to the Company’s strategy and operations, focusing solely on fostering the long term growth of the Company; (iii) the Company’s status as a registered public OTCQX-traded company or under the Securities Exchange Act of 1934 has not necessarily enhanced its corporate image, improved financing opportunities, provided the Company the ability to utilize its stock for acquisitions, or increased incentives associated with being a public company for management and employees.

Suite E1, Fernbank House	Registered Office:	EuroSite Power Inc.
Tythertington Business Park	Sky View,	45 First Avenue
Macclesfield, SK102XA	Argosy Road, East Midlands Airport,	Waltham MA, 02451
0844 693 2848	Castle Donnington, Derby	www.eurositepower.co.uk
info@eurositepower.co.uk	DE74 2SA
Registered in England Number: 07379560

Mr. Jacques de Saussure, EuroSite Power Chairman, added, “We value the transparency afforded to shareholders from public financial filings and other investor communications and have implemented a shareholder information plan that we believe will continue to provide our investors valuable information about the progress of our business. We fully believe in the strength of EuroSite Power’s On-Site Utility business model and are excited to move forward with management’s complete focus and seek robust financial support for our growth initiatives in 2017.”

Under the Company’s post deregistration shareholder information plan, EuroSite Power intends to provide its stockholders with quarterly unaudited financial information and annual audited financial statements. Similarly, the Company will update its stockholders with information about the Company periodically and when appropriate and the Board will continue to monitor the impact of deregistration.

On-Site Utility

EuroSite Power sells the energy produced from an onsite energy system to an individual property as an alternative to the outright sale of energy equipment. On-Site Utility solution customers only pay for the energy produced by the system and receive a guaranteed discount rate on the price of the energy. All system capital, installation, operating expenses and support are paid by EuroSite Power.

About EuroSite Power

EuroSite Power Inc. is committed to providing institutional, commercial and small industrial facilities with clean, reliable power, cooling, heat and hot water at lower costs than charged by conventional energy suppliers - without any capital or start-up costs to the energy user - through our On-Site Utility offering. For more information about our unique efficient power solutions please visit www.eurositepower.co.uk and follow us on Twitter and LinkedIn.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, as disclosed on the Company’s website and in Securities and Exchange Commission filings, including its annual report on Form 10-K for the fiscal year ended December 31, 2015. This press release does not constitute an offer to buy or sell securities by the Company, its subsidiaries or any associated party and is meant purely for informational purposes. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.